Exhibit 10.8

LOAN AGREEMENT

This Loan Agreement ("Agreement") is made and entered into on November 13, 2024, by and between:

Lender: NEWLAN PLLC

4400 BUFFALO GAP RD, Abilene, TX, 79606

Borrower: SUN

10 Lily Pond Lane, East Hampton, New York 11937

Together referred to as the "Parties."

1.	Loan Amount

The Lender agrees to loan the Borrower the principal sum of Seventy Thousand Dollars ($70,000), hereinafter referred to as the “Loan.”

2.	Disbursement Date

The Loan shall be disbursed on November 13, 2024 (the “Effective Date”).

3.	Interest Terms

•	- The Loan shall be interest-free for the first three (3) months from the Effective Date.
•	- Thereafter, the Loan shall accrue simple interest at a rate of 15% per annum, calculated on the outstanding principal.
•	- For the first year, interest will be prorated for 9 months, totaling $7,875 (instead of $10,500).
•	- Each subsequent year will include $10,500 in interest.

4.	Repayment Terms

•	- The Loan shall be repaid over a term of five (5) years.
•	- The total repayment amount shall be $119,875, which includes $49,875 in total interest.
•	- Repayment shall be made in one installment of $7,875 for the first year and fore (4) equal annual installments of $10,500 for the next fore (4)years, due on the anniversary of the Effective Date each year.
•	- The first annual payment shall be due on November 13, 2025 and each year thereafter until the final payment on November 13, 2029.

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5.	Late Payment

If any payment is not made within 10 days of its due date, the Lender may assess a late fee of $250 or 5% of the due payment, whichever is greater.

6.	Prepayment

Borrower may prepay the Loan in full or in part at any time without penalty. Any prepayment shall first be applied to accrued interest and then to principal.

7.	Default

Failure to make timely payments may constitute a default. Upon default, the Lender may demand immediate repayment of the full outstanding balance.

8.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

9.	Entire Agreement

This Agreement constitutes the entire understanding between the Parties and supersedes all prior agreements or understandings.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

/s/ Johnathan Newlan

Johnathan Newlan

NEWLAN PLLC

Lender

/s/ Michael Ssebugwawo Muyingo

Michael Ssebugwawo Muyingo

SUN

Borrower

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